                                                                     EXHIBIT 3.1
                         CERTIFICATE OF INCORPORATION

                                      OF

                                RAZORFISH, INC.


          The undersigned, for the purpose of organizing a corporation (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Delaware ("General Corporation Law"), does make and file this Certificate of Incorporation and does hereby certify as follows:

          FIRST:  Name: The name of the corporation is Razorfish, Inc.
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          SECOND:  Registered Office: The registered office of the Corporation
          ------   -----------------
is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

          THIRD:  Purposes: The purpose of the Corporation is to engage in any
          -----   --------
lawful act or activity for which corporations may be organized under the General Corporation Law.

          FOURTH.  The total number of shares of stock the Corporation shall
          ------
have authority to issue is 57,000,000 shares, of which (i) 47,000,000 shares shall be Common Stock, $.01 par value per share ("Common Stock"), of which (A) 46,999,995 shares shall be Class A Common Stock (the "Class A Common Stock"), having the terms, powers and rights set forth below and (B) 50 shares shall be Class B Common Stock (the "Class B Common Stock") having the terms, powers and rights set forth below and (ii) 10,000,000 shares shall be Preferred Stock, $.01 par value per share ("Preferred Stock").

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.
   ------------

          Certain terms, powers and participating, optional and other rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

          1.   Class A Common Stock.

               (a) Voting. Each holder of shares of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held on all matters as to which holders of Class A Common Stock shall be entitled
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                    to vote. In any election of directors, no holder of shares of Class A Common Stock shall be entitledto cumulate his or her votes by giving one candidate more than one vote per share.

               (b) Other Rights. Each share of Class A Common Stock issued and outstanding shall be identical in all respects one with the other. In the event any dividend is paid on any shares of Class A Common Stock, the same dividend shall be paid on all shares of Class A Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock and the Class B Common Stock, or except as may be provided by the laws of the State of Delaware, the holders of Class A Common Stock shall have exclusively all other rights of stockholders.

          2.   Class B Common Stock.  The rights (including, but not limited to,
               --------------------
rights to dividends), privileges and restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects, except that holders of Class B Common Stock shall not be entitled to vote such shares, except as required by law.

B. PREFERRED STOCK.
   ---------------

          Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of Article FOURTH and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

          Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article FOURTH, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the State Secretary of Delaware or otherwise.

C. NO PREEMPTIVE RIGHTS. No holder of shares of capital stock of the Corporation
   --------------------
shall, by reason of his holding such shares, possess any preemptive or preferential right to purchase or subscribe to additional, unissued or treasury shares, or rights to purchase shares, of any class or series of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying rights to purchase shares of any class or series, now or hereafter to be authorized; provided, however, that in connection with the issuance of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation, as amended from time to time.

     FIFTH:  Indemnity:  The Corporation shall, to the fullest extent legally
     -----   ---------
permissible, indemnify (fully or, if not possible, partially) each of its directors and officers, and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding, civil or criminal (including investigations, audits, the activities of, or service upon special committees of the board) in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation; provided,
                                                                    --------
however, that such indemnification shall not cover liabilities in connection
-------
with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

     Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify directors and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

     SIXTH:  Meetings:  Elections:  Meetings of the stockholders may be held
     -----   --------------------
within or without the State of Delaware, as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

     SEVENTH:  Bylaws:  The board of directors of the Corporation is authorized
     -------   ------
and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

     EIGHTH:  Compromise or Arrangement:  Whenever a compromise or arrangement
     ------   -------------------------
is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of (S) 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under (S) 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     NINTH:  Exculpation:  No director shall be personally liable to the
     -----   -----------
Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under (S) 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Company to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be deemed to be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     TENTH:  Reservation of Amendment Power:  Subject to the limitations set
     -----   ------------------------------
forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     ELEVENTH:  Management:  Except as otherwise required by law, by the
     --------   ----------
Certificate of Incorporation or by the Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its board of directors, which shall have and may exercise all the powers of the Corporation. The board of directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the Corporation may examine books and records of the Corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the Corporation.

     TWELFTH:  Liquidation:  Any vote or votes authorizing liquidation of the
     -------   -----------
Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stock, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the board of directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may authorize the board of directors of the Corporation to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

     THIRTEENTH:  Purchase of Shares:  Subject to the terms of any outstanding
     ----------   ------------------
Preferred Stock, the Corporation may purchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefor does not (i) render the Corporation unable to pay its debts as they become due in the usual course of business or (ii) exceed the surplus of the Corporation, as defined in the General Corporation Law. Notwithstanding the limitations contained in the preceding sentence, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets of the Corporation, as defined in the General Corporation Law, are not less than the amount of money or other property paid or the indebtedness issued therefor:
(i) to eliminate fractional shares; (ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting shareholders entitled to payment for their shares under the General Corporation Law; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the General Corporation Law.

     FOURTEENTH:  Section 203 Opt Out
     ----------   -------------------

     The Corporation hereby elects not to be governed by (S) 203 of the General Corporation Law of the State of Delaware as from time to time in effect or any successor provision thereto.

     FIFTEENTH:  The name and address of the Incorporator is:
     ---------

                    Lisa J. Brovender, Esq.
                    c/o Morrison & Foerster LLP
                    1290 Avenue of the Americas
                    New York, New York 10104


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this __ day of December, 1998.


                                   INCORPORATOR:


                                   /s/ Lisa J. Brovender
                                   --------------------------------
                                   Lisa J. Brovender

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                RAZORFISH, INC.


     Razorfish, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:  That the name of the Corporation is Razorfish, Inc.

     SECOND: That the Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on January 27, 1999.

     THIRD: That the first paragraph of Paragraph FOURTH of said Certificate of Incorporation is hereby deleted and added in its place is the following:

          "FOURTH.  The total number of shares of stock the Corporation shall
           ------
     have authority to issue is 40,000,000 shares, of which (i) 30,000,000 shares shall be Common Stock, $.01 par value per share ("Common Stock"), of which (A) 29,999,950 shares shall be Class A Common Stock (the "Class A Common Stock"), having the terms, powers and rights set forth below and (B) 50 shares shall be Class B Common Stock (the "Class B Common Stock") having the terms, powers and rights set forth below and (ii) 10,000,000 shares shall be Preferred Stock, $.01 par value per share ("Preferred Stock").

          Upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), (i) every two shares of Class A Common Stock outstanding as of the Effective Time shall automatically be deemed split and converted into one share of Class A Common Stock (ii) all shares of Class A Common Stock reserved for issuance under the Corporation's 1997 Stock Option and Incentive Plan and the awards granted thereunder shall automatically be deemed split so that (A) every two shares of Class A Common Stock reserved for issuance pursuant to such plan shall be converted into one share of Class A Common Stock and (B) the number of shares of Class A Common Stock to be purchased upon exercise of outstanding options shall be reduced by one half and (iii) all shares of Class A Common Stock reserved for issuance under the Corporation's 1999 Stock Incentive Plan shall automatically be deemed split and every two shares reserved for issuance pursuant to such plan shall be converted into one share of Class A Common Stock."

     FOURTH: That the amendment to the Certificate of Incorporation set forth herein was authorized by unanimous written consent of the Board of Directors followed by the written consent of the holders of a majority of all outstanding shares entitled to vote thereon pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     FIFTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jeffrey A. Dachis, its President and Chief Executive Officer, and attested by Craig M. Kanarick, its Vice Chairman of the Board, Chief Scientist and Secretary, this 4th day of March, 1999.


                              By: /s/ Jeffrey A. Dachis
                                 --------------------------
                              Name: Jeffrey A. Dachis
                              Title: President and Chief Executive Officer



ATTEST:


By: /s/ Craig M. Kanarick
   -----------------------
Name: Craig M. Kanarick
Title: Secretary